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                                                                 EXHIBIT 10(c)


             SECOND AMENDMENT TO THE 1994 EQUITY PARTICIPATION PLAN
                           OF DOUBLETREE CORPORATION


        This Second Amendment to the 1994 Equity Participation Plan of Doubletree Corporation (the "Amendment") is adopted by Doubletree Corporation, a Delaware corporation (the "Company"), effective as of April 22, 1996.


                                   RECITALS:


        A. The Company's 1994 Equity Participation Plan (the "Incentive Plan") was adopted by the Board of Directors (the "Board") on June 3, 1994, and approved by the stockholders of the Company on June 30, 1994. On January 27, 1995, the Board adopted, and on April 25, 1995, the stockholders of the Company approved the First Amendment to the Incentive Plan.

        B. The Incentive Plan currently states that shares of stock of the Company subject to the Incentive Plan shall not exceed 2,000,000. This second amendment increases the aggregate number of shares of stock subject to the Incentive Plan from 2,000,000 to 3,300,000.

        C. Section 10.2 of the Incentive Plan provides that the Board may amend the Incentive Plan, subject in certain instances to receipt of approval of the stockholders of the Company.

        D. Effective February 13, 1996, the Board unanimously recommended and the Board unanimously adopted this Second Amendment in the form given below ("Second Amendment").

        E. The Second Amendment was approved by the stockholders of the Company at its Annual Meeting of Stockholders held on April 22, 1996.

                                SECOND AMENDMENT

        1. Section 2.1(a) of the Incentive Plan is hereby amended to read in its entirety as follows:

                "2.1  Shares Subject to Plan.
                      ----------------------

                (a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed three million three hundred thousand (3,300,000). The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares."

        The undersigned, David L. Stivers, Secretary of the Company, hereby certifies that the Board and the stockholders of the Company adopted the foregoing Second Amendment as stated above.

           Executed at Phoenix, Arizona this 22nd day of April, 1996.


                                          /s/ DAVID L. STIVERS
                                        ----------------------------------
                                              David L. Stivers, Secretary